Exhibit 24.1


                                POWER OF ATTORNEY

         The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby severally constitute and appoint Jennifer Lowry, William R. Luraschi and Peter K. Ingerman and each of them with full power to act alone, our true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which they deem necessary or advisable for AES NY, L.L.C., a Delaware limited liability company ("AES NY"), acting in its capacity as general partner of AES Energy, L.P., a Delaware limited partnership ("AES Eastern"), to enable AES Eastern to comply with the Securities Exchange Act of 1934, as amended, in connection with the execution and filing of the Annual Report on Form 10-K of AES Eastern for the year ended December 31, 1999 and any related registration statements, amendments, post-effective amendments or supplements thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the AES NY, for itself or as general partner of AES Eastern, and the names of the undersigned directors and officers in the capacities indicated below.

         This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.


Signature                                Title                        Date
-------------------  ------------------------------------------  ---------------


/s/ Dan Rothaupt      President (chief executive officer) and     March 30, 2000
-------------------   Class A Director of AES NY, L.L.C.
Dan Rothaupt


/s/ John Ruggirello   Vice President and Class A Director of      March 30, 2000
-------------------   AES NY, L.L.C.
John Ruggirello


/s/ Barry Sharp       Chief Financial Officer (and chief          March 30, 2000
-------------------   accounting officer) and Class A Director
Barry Sharp           of AES NY, L.L.C.